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                                                                 EXHIBIT 23.2




              [CONSENT OF FRAZER, RYAN, GOLDBERG & HUNTER, L.L.P]




   We consent to the filing as an exhibit to this Registration Statement of the proposed form of our opinion to First American National Bank concerning the federal income tax consequences of a reorganization involving First American National Bank, Norwest Corporation, a Delaware corporation, and a wholly-owned subsidiary of Norwest Corporation. We also consent to the reference to us under the heading "THE CONSOLIDATION"--Certain Federal Income Tax Considerations" in the Proxy Statement-Prospectus which is part of this Registration Statement.


                                             /s/ Yale F. Goldberg


Phoenix, Arizona
April 20, 1995